Exhibit 99.1

Vericel Corporation 64 Sidney Street Cambridge, MA 02139 T 617 588-5555 F 617 588-5554 www.vcel.com

Vericel Provides Business and Financial Updates

First Quarter Preliminary Unaudited Product Revenues Increased Approximately 21% Over First Quarter 2019

Full Year 2020 Financial Guidance Withdrawn Due to Uncertainty Regarding Impact of COVID-19

CAMBRIDGE, Mass., April 2, 2020 (GLOBE NEWSWIRE) — Vericel Corporation (NASDAQ:VCEL), a leader in advanced therapies for the sports medicine and severe burn care markets, today announced preliminary unaudited product revenue growth for the quarter ended March 31, 2020, and provided business and financial updates related to the COVID-19 pandemic.

Over the past several weeks, Vericel has implemented several measures to safeguard the health and well-being of its employees, their families, and healthcare providers, while continuing to supply its autologous cell therapy products MACI® (autologous cultured chondrocytes on porcine collagen membrane) and Epicel® (cultured epidermal autografts) to patients with knee cartilage and severe burn injuries. At this time, all Vericel employees not directly involved in the production and delivery of MACI or Epicel are working from home. For production-related teams, the Company has implemented additional measures to protect the health and safety of its workforce. Vericel representatives will also continue to provide field-based support for surgical cases, as needed, in compliance with applicable government mandated business activity restrictions and facility access rules.

“First and foremost, our thoughts are with those affected by the virus and we are especially thankful to all healthcare workers for their critical efforts to support patients during this challenging time,” said Nick Colangelo, President and Chief Executive Officer of Vericel. “While our MACI business has been impacted by the restrictions on elective surgical procedures, the fundamentals of our business remain strong. Prior to cancellations that occurred in the last two weeks of the quarter, MACI was on track to exceed revenue growth guidance and we believe that most patients will reschedule cases to the extent possible following this crisis. In addition, we believe that Epicel may be less directly impacted by the pandemic given the critical nature of severe burn injuries. We are implementing a number of initiatives to maintain our near-term and future growth opportunities while supporting patients and reducing non-essential discretionary spending. Given the strength of our financial position and the underlying fundamentals of our business, we believe that the Company is well-positioned to maintain its leadership position in the sports medicine and severe burn care markets.”

Preliminary Unaudited First Quarter Results and 2020 Financial Guidance

Preliminary unaudited total revenues for the quarter ended March 31, 2020 increased approximately 21% compared to the first quarter of 2019, with MACI revenue increasing approximately 21% and Epicel revenue increasing approximately 22%. As a result of various national, state and local restrictions on elective surgical procedures related to the COVID-19 pandemic, beginning in the middle of March there was a significant increase in cancellations of scheduled MACI procedures as well as a slowdown in new MACI orders. The number of MACI procedures scheduled to occur in the first quarter that were cancelled between March 15, 2020 and the end of the quarter reduced the volume of MACI implants for the quarter by approximately 9%.

Due to the significant uncertainty regarding the duration and impact of restrictions on elective procedures related to the COVID-19 pandemic, and the fact that the U.S. Biomedical Advanced Research and Development Authority (BARDA) may adjust the emergency stockpile delivery plan for NexoBrid® due to shifting priorities related to the pandemic, the Company is withdrawing its previously announced 2020 financial guidance, which was issued on February 25, 2020. At this time, the Company cannot predict the extent or duration of the impact of the COVID-19 outbreak on its financial and operating results. The Company plans to provide additional information, to the extent practicable, during its first quarter earnings call in May.

Financial Position and Business Continuity

The Company started the year in a strong position across multiple dimensions and is taking prudent measures to ensure a rapid return to normal operations when conditions allow. As of March 31, 2020, the Company had approximately $83 million in cash and investments and carries no debt. Moreover, appropriate expense reduction measures have been implemented.

The Company continues to manufacture MACI and Epicel and maintains a significant safety stock of all key raw materials. At this time there is no indication that supply chain interruptions will impact the Company’s ongoing manufacturing operations. The Company also continues to plan for a mid-2020 submission of the NexoBrid Biologics License Application to the FDA. To drive current and future demand, the Company’s 71 MACI and 10 Epicel sales representatives and clinical support specialists are adapting their practices to support physician education initiatives using virtual tools in regions where executive orders or hospital restrictions preclude their physical presence.

About Vericel Corporation

Vericel is a leader in advanced therapies for the sports medicine and severe burn care markets. The company markets two cell therapy products in the United States. MACI® (autologous cultured chondrocytes on porcine collagen membrane) is an autologous cellularized scaffold product indicated for the repair of symptomatic, single or multiple full-thickness cartilage defects of the knee with or without bone involvement in adults. Epicel® (cultured epidermal autografts) is a permanent skin replacement for the treatment of patients with deep dermal or full-thickness burns greater than or equal to 30% of total body surface area. The company also holds an exclusive license for North American commercial rights to NexoBrid®, a registration-stage biological orphan product for debridement of severe thermal burns. For more information, please visit the company’s website at www.vcel.com.

Epicel® and MACI® are registered trademarks of Vericel Corporation. NexoBrid® is a registered trademark of MediWound Ltd. and is used under license to Vericel Corporation. © 2019 Vericel Corporation. All rights reserved.

Preliminary and Unaudited Nature of Reported Results

Our revenue expectations for the first quarter, as well as our estimates concerning cash and investments are preliminary, unaudited and are subject to adjustment in the course of our ongoing internal control and review procedures.

Forward-Looking Statements

Vericel cautions you that all statements other than statements of historical fact included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. Although we believe that we have a reasonable basis for the forward-looking statements contained herein, we caution you that they are based on current expectations about future events affecting us and are subject to risks, assumptions, uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Our actual results may differ materially from those expressed or implied by the forward-looking statements in this press release. These statements are often, but are not always, made through the use of words or phrases such as “anticipates,” “intends,” “estimates,” “plans,” “expects,” “continues,” “believe,” “guidance,” “outlook,” “target,” “future,” “potential,” “goals” and similar words or phrases, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may,” or similar expressions.

Among the factors that may result in differences are the inherent uncertainties associated with our expectations concerning expected revenue results for the first quarter of 2020 and estimates of our cash and investments as of March 31, 2020. Vericel’s revenue expectations for the first quarter, as well as its estimates concerning cash and investments are preliminary, unaudited and are subject to adjustment in the course of our ongoing internal review. Our internal control procedures over financial reporting have not yet been completed and therefore, the growth in revenue and cash and investments as described herein have not been evaluated under our internal control framework. Additional factors that could cause actual results to differ materially from those set forth in the forward-looking statements include, but are not limited to uncertainties associated with growth in revenues for MACI and Epicel, the expected target surgeon audience, the estimate of the commercial growth potential of our products and product candidates, availability of funding from the Biomedical Research and Development Authority (“BARDA”) under its agreement with MediWound Ltd. for use in connection with NexoBrid development activities, potential fluctuations in sales and volumes and our results of operations over the course of the year, competitive developments, timing and conduct of clinical trial and product development activities, timing or likelihood of regulatory submissions or approvals, market demand for our products, changes in third party coverage and reimbursement, our ability to maintain and expand our network of direct sales employees, our ability to supply or meet customer demand for our products, and the impact of the COVID-19 pandemic on our business or the economy generally.

With respect to COVID-19, we are currently unable to reasonably estimate the specific extent, or duration, of the impact of the COVID-19 outbreak on our business, financial and operating results. We are also unable to predict how the outbreak will affect the availability of physicians and/or their treatment prioritizations or the impact of the outbreak on the overall healthcare infrastructure. In addition to impacts on procedure and surgery volumes, we are experiencing and may experience other disruptions as a result of the COVID-19 outbreak. For example, enrollment in our clinical trials may be adversely affected. In addition, patients who have cancelled or postponed surgeries may not reschedule cases in a timely fashion, or at all. Other disruptions or potential disruptions include restrictions on the ability of Company personnel to travel and access customers for training, promotion and case support, delays in approvals by regulatory bodies, delays in product development efforts, and additional government-imposed quarantines and requirements to “shelter at home” or other incremental mitigation efforts that may impact our ability to source supplies for our operations or our ability or capacity to manufacture, sell and support the use of our products. The total impact of these disruptions could have a material impact on the Company’s financial condition, cash flows and results of operations.

These and other significant factors are discussed in greater detail in Vericel’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the Securities and Exchange Commission (“SEC”) on February 25, 2020, and in other filings with the SEC, including the Report on Form 8-K filed by the Company on April 2, 2020. These forward-looking statements reflect management’s views as of the date hereof and Vericel does not assume and specifically disclaims any obligation to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this release except as required by law.

Global Media Contacts:

David Schull

Russo Partners LLC

David.schull@russopartnersllc.com

+1 212-845-4271 (office)

+1 858-717-2310 (mobile)

Investor Contacts:

Lee Stern

Solebury Trout

lstern@troutgroup.com

+1 (646) 378-2922